ABATTIS BIOLOGIX CORPORATION

(the "Company")

2012 STOCK OPTION PLAN

(the "Plan")

Dated for Reference June 18, 2012

ARTICLE 1

PURPOSE AND INTERPRETATION

Purpose
1.1

The purpose of this Plan will be to advance the interests of the Company by encouraging equity participation in the Company through the acquisition of common shares of the Company. It is the intention of the Company that this Plan will at all times be in compliance with the Exchange Policies (as defined below) and the Regulatory Policies (as defined below) and any inconsistencies between this Plan and the Exchange Policies and the Regulatory Policies, whether due to inadvertence or changes in the Exchange Policies or the Regulatory Policies, will be resolved in favour of the Exchange Policies or the Regulatory Policies.

Definitions
2.1	In this Plan:

"Associate" has the meaning assigned by section 2.22 of National Instrument 45-106 - Prospectus and Registration Exemptions.

"Board" means the board of Directors of the Company or any committee thereof duly empowered or authorized to grant options under this Plan.

"Company" means Abattis Biologix Corporation and includes, unless the context otherwise requires, all of its Related Entities and successors according to law.

"Consultant" means, for the Company, a Person, other than an Employee, Executive Officer, or Director of the Company or of a Related Entity of the Company, that:

(a)	is engaged to provide services to the Company or a Related Entity of the Company, other than services provided in relation to a Distribution;

(b)	provides the services under a written contract with the Company or a Related Entity of the Company;
(c)	spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Related Entity of the Company; and

(d)	if required by Exchange Policies, has a relationship with the Company or a Related Entity of the Company that enables the individual to be knowledgeable about the business and affairs of the Company, and includes, for an individual consultant, a corporation of which the individual consultant is an Employee or shareholder, and a partnership of which the individual consultant is an Employee or partner.

"Director" means a member of the Board or an individual who performs similar functions for the Company.

"Disinterested Shareholder Approval" means approval by the majority of the votes cast by all Shareholders of the Company at a Shareholders' meeting excluding votes attaching to Shares beneficially owned by (i) Insiders to whom Options may be granted under this Plan; and (ii) any Associates of such Insiders.

"Distribution" has the meaning assigned to it in the Securities Act.

"Effective Date" for an Option means the date of grant of the Option by the Board.

"Employee" means:

(a)	an individual who is considered an employee under the Income Tax Act (Canada) (i.e., for whom income tax, employment insurance and CPP deductions must be made at source);

(b)	an individual who works full-time for the applicable company or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the applicable company over the details and methods of work as an employee of the applicable company, but for whom income tax deductions are not made at source; or

(c)	an individual who works for the applicable company or its subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the applicable company over the details and methods of work as an employee of the applicable company, but for whom income tax deductions need not be made at source.

"Exchange" means any stock exchange in Canada on which the Company's common shares are listed.

"Exchange Policies" means the rules and policies of an Exchange as amended from time to time.

"Executive Officer" means an individual who is:
(a)	a chair, vice-chair or president of the Company;

(b)	a vice-president of the Company in charge of a principal business unit, division or function including sales, finance or production; or

(c)	performing a policy-making function in respect of the Company.

"Exercise Price" means the amount payable per Optioned Share on the exercise of an Option, as specified in the Option Commitment relating to such Option.

"Expiry Date" means the day on which an Option lapses as specified in the Option Commitment relating to such Option or in accordance with the terms of this Plan.

"Holding Entity" means a Person that is controlled by an individual.

"Insider" means Directors or Executive Officers of the Company or a Related Entity of the Company or a Person that beneficially owns or controls, directly or indirectly, more than 10% of the Outstanding Shares.

"Investor Relations Activities" has the meaning assigned by applicable Exchange Policies.

"Listed Shares" means the number of Outstanding Shares of the Company that have been accepted for listing on an Exchange, but excluding dilutive securities not yet converted into Listed Shares.

"Option" means the right granted under this Plan to a Service Provider to purchase Optioned Shares.

"Option Commitment" means the notice of grant of an Option delivered by the Company to a Service Provider and substantially in the form of Schedule "A" (as to an Option without vesting provisions) or Schedule "B" (as to an Option with vesting provisions, where permitted under Exchange Policies) attached hereto.

"Optioned Shares" means Shares that may be issued in the future to an Optionee upon the exercise of an Option.

"Optionee" means the recipient of an Option granted under this Plan.

"Outstanding Shares" means at the relevant time, the number of issued and outstanding Shares of the Company from time to time.

"Person" means an individual or a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual.

"Permitted Assign" means, for a Person that is an Employee, Executive Officer, Director or Consultant of the Company or of a Related Entity of the Company:

(a)	a trustee, custodian, or administrator acting on behalf of, or for the benefit of the Person;

(b)	a Holding Entity of the Person;

(c)	a RRSP, RRIF or TFSA of the Person;

(d)	a spouse of the Person;

(e)	a trustee, custodian, or administrator acting on behalf of, or for the benefit of the spouse of the Person;

(f)	a Holding Entity of the spouse of the Person; or

(g)	a RRSP, RRIF or TFSA of the spouse of the Person.

"Plan" means this stock option plan, the terms of which are set out herein or as may be amended.

"Regulatory Approval" means the approval of the applicable Exchange and any other securities regulatory authority that may have lawful jurisdiction over this Plan and any Options granted under this Plan.

"Regulatory Policies" means the rules and policies of any securities regulatory authority, other than the Exchange, that may have lawful jurisdiction over this Plan and any Options granted under this Plan.

"Related Entity" means, for a corporation, a Person that controls or is controlled by the corporation or that is controlled by the same Person that controls the corporation;

"Related Person" means, for a corporation:

(a)	a Director or Executive Officer of the corporation or of a Related Entity of the corporation;

(b)	an Associate of a Director or Executive Officer of the corporation or of a Related Entity of the corporation; or

(c)	a Permitted Assign of a Director or Executive Officer of the corporation or of a Related Entity of the corporation.

"Securities Act" means the Securities Act, R.S.B.C. 1996, c.418, as amended from time to time.

"Service Provider" means a Person who is a bona fide:

(a)	Director, Executive Officer, Employee, or Consultant of the Company;

(b)	Director, Executive Officer, Employee, or Consultant of a Related Entity of the Company; or

(c)	Permitted Assign of a Person referred to in paragraphs (a) and (b).

"Shares" means the common shares of the Company.

ARTICLE 2

SHARE OPTION PLAN

Establishment of the Plan

2.1	There is hereby established this Plan to recognize contributions made by Service Providers and to create an incentive for their continuing assistance to the Company and its Related Entities.

Shares Issuable under the Plan

2.2	Subject to Exchange Policies and Regulatory Policies, the aggregate number of Optioned Shares that may be issuable pursuant to Options granted under this Plan will not exceed 10% of the number of issued Shares of the Company at the time of the granting of Options under the Plan.

Eligibility

2.3	Options to purchase Optioned Shares may be granted under this Plan to Service Providers from time to time by the Board. A Service Provider that is a corporate entity will be required to undertake in writing not to effect or permit any transfer of ownership or option of any of its shares, nor issue more of its shares (so as to indirectly transfer the benefits of an Option), as long as such Option remains outstanding, unless the written permission of the Company and the Exchange, if required under Exchange Policies, is first obtained.

Options Granted Under the Plan

2.4	All Options granted under this Plan will be evidenced by an Option Commitment substantially in the forms attached hereto as Schedule "A" (in the case of non-vesting Options) or Schedule "B" (in the case of vesting Options where permitted under Exchange Policies), showing the number of Optioned Shares, the term of the Option, the Exercise Price and a reference to vesting terms, if any.

2.5	Subject to specific variations approved by the Board, all terms and conditions set out in this Plan will be deemed to be incorporated into and form part of an Option Commitment made hereunder.

Limitations on Issue

2.6	Subject to section 3.4, the following restrictions on the grant of Options are applicable under this Plan:

(a)

no more than 5% of the Outstanding Shares of the Company, calculated at the date the Option is granted, may be granted to any one Optionee in any 12 month period (unless Disinterested Shareholder Approval is obtained if permitted under Exchange Policies and Regulatory Policies);

(b)

no more than an aggregate of 1% of the Outstanding Shares of the Company, calculated at the date the Option is granted, may be granted to all Employees conducting Investor Relations Activities in any 12 month period (which percentage interest may be increased from an aggregate of 1% to an aggregate of 2% if permitted under Exchange Policies and Regulatory Policies);

(c)	where required by Exchange Policies, no more than 2% of the Outstanding Shares of the Company, calculated at the date the Option is granted, may be granted to any one Consultant in any 12 month period; and

(d)	no Options can be granted under this Plan unless such grant complies with applicable Exchange Policies and Regulatory Policies.

Options Not Exercised

2.7	In the event an Option granted under this Plan expires unexercised or is terminated by reason of dismissal of the Optionee for cause or is otherwise lawfully cancelled prior to exercise of the Option, the Optioned Shares that were issuable thereunder will not be returned to the Plan and will not be eligible for re-issue.

Powers of the Board

2.8	The Board will be responsible for the general administration of this Plan and the proper execution of its provisions, the interpretation of this Plan and the determination of all questions arising hereunder. Without limiting the generality of the foregoing, the Board has the power to:

(a)	allot Shares for issuance in connection with the exercise of Options;

(b)	grant Options under this Plan;

(c)	subject to Regulatory Approval if required, amend, suspend, terminate or discontinue this Plan, or revoke or alter any action taken in connection therewith, except that no general amendment or suspension of this Plan will, without the written consent of all Optionees, alter or impair any Option previously granted under this Plan unless as a result of a change in Exchange Policies;

(d)	delegate all or such portion of its powers under this Plan as it may determine to one or more committees of the Board, either indefinitely or for such period of time as it may specify, and thereafter each such committee may exercise the powers and discharge the duties of the Board in respect of this Plan so delegated to the same extent as the Board is hereby authorized so to do; and

(e)	may in its sole discretion amend this Plan (except for previously granted and outstanding Options) to reduce the benefits that may be granted to Service Providers (before a particular Option is granted) subject to the other terms of this Plan.

ARTICLE 3

TERMS AND CONDITIONS OF OPTIONS

Exercise Price

3.1	The Exercise Price of an Option will be set by the Board at the time such Option is granted under this Plan and cannot be less than the closing market price of the Listed Shares on the trading day immediately prior to the date of grant of the Option less any allowable discounts that may be permitted under applicable Exchange Policies.

Term of Option

3.2	An Option can be exercisable for a maximum of ten (10) years from the Effective Date.

3.3	Subject to section 3.2, the term of an Option will be set by the Board at the time such Option is granted under this Plan.

Option Amendments

3.4	Where required by Exchange Policies, the Company will be required to obtain Disinterested Shareholder Approval prior to any reduction in the Exercise Price of an Option previously granted to an Insider. All other terms of an Option may only be amended in compliance with applicable Exchange Policies in effect at the time of the proposed amendment.

Vesting of Options

3.5	Subject to section 3.6, vesting of Options will be at the discretion of the Board and will generally be subject to:

(a)	subject to subsection 3.5(b), the Service Provider remaining employed by or continuing to provide services to the Company or any of its Related Entities, as well as, at the discretion of the Board, achieving certain milestones which may be defined by the Board from time to time or receiving a satisfactory performance review by the Company or its Related Entities during the vesting period; or

(b)	in the case of a Director, remaining as a Director of the Company or any of its Related Entities during the vesting period.

3.6	Options may not be granted with vesting provisions if vesting is prohibited under applicable Exchange Policies.

3.7	Options granted to Consultants conducting Investor Relations Activities will vest:

(a)	over a period of not less than 12 months as to 25% on the date that is three months from the date of grant, and a further 25% on each successive date that is three months from the date of the previous vesting; or

(b)	such longer vesting period as the Board may determine.

Optionee Ceasing to be a Service Provider

3.8	The Option will expire immediately at such time as and no Option may be exercised after the Service Provider has left his or her employment/office or has been advised that his or her services are no longer required or that his or her service contract has expired, except as follows:

(a)	in the case of the death of an Optionee, any vested Options held by him or her at the date of death will become exercisable by the Optionee's lawful personal representatives, heirs or executors until the earlier of one year after the date of death of such Optionee and the Expiry Date otherwise applicable to such Options;

(b)	Options granted to an Optionee, may be exercised in whole or in part by the Optionee until the earlier of 30 days from the date the Optionee ceases to be employed with or provide services to the Company and the Expiry Date otherwise applicable to such Options, but only to the extent that such Options are vested at the date the Optionee ceases to be so employed or provide services to the Company; and

(c)	in the case of an Optionee being dismissed from employment or service for cause, such Optionee's Options, whether or not vested at the date of dismissal, will immediately terminate without right to exercise same.

Non-Assignable

3.9	Subject to subsection 3.7(a), all Options will be exercisable only by the Optionee to whom they are granted and will not be assignable or transferable.

Adjustment of the Number of Optioned Shares

3.10	The number of Shares subject to an Option will be subject to adjustment in the event and in the manner following:

(a)	in the event of a subdivision of Shares as constituted on the date of this Plan, at any time while an Option is in effect, into a greater number of Shares, the Company will thereafter deliver at the time of purchase of Optioned Shares, in addition to the number of Optioned Shares in respect of which the right to purchase is then being exercised, such additional number of Shares as result from the subdivision without an Optionee making any additional payment or giving any other consideration therefore;

(b)	in the event of a consolidation of the Shares as constituted on the date of this Plan, at any time while an Option is in effect, into a lesser number of Shares, the Company will thereafter deliver and an Optionee will accept, at the time of purchase of Optioned Shares, in lieu of the number of Optioned Shares in respect of which the right to purchase is then being exercised, the lesser number of Shares as result from the consolidation;

(c)	in the event of any change of the Shares as constituted on the date of this Plan, at any time while an Option is in effect, the Company will thereafter deliver at the time of purchase of Optioned Shares the number of shares of the appropriate class resulting from the said change as an Optionee would have been entitled to receive in respect of the number of Shares so purchased had the right to purchase been exercised before such change;

(d)	in the event of a capital reorganization, reclassification or change of outstanding equity shares (other than a change in the par value thereof) of the Company, a consolidation, merger or amalgamation of the Company with or into any other company or a sale of the property of the Company as or substantially as an entirety at any time while an Option is in effect, an Optionee will thereafter have the right to purchase and receive, in lieu of the Optioned Shares immediately theretofore purchasable and receivable upon the exercise of the Option, the kind and amount of shares and other securities and property receivable upon such capital reorganization, reclassification, change, consolidation, merger, amalgamation or sale which the holder of a number of Shares equal to the number of Optioned Shares immediately theretofore purchasable and receivable upon the exercise of the Option would have received as a result thereof. The subdivision or consolidation of Shares at any time outstanding (whether with or without par value) will not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this subsection 3.9(d);

(e)	an adjustment will take effect at the time of the event giving rise to the adjustment and the adjustments provided for in this section 3.9 are cumulative;

(f)	the Company will not be required to issue fractional shares in satisfaction of its obligations under this Plan. Any fractional interest in a Share that would, except for the provisions of this subsection 3.9(f), be deliverable upon the exercise of an Option will be cancelled and will not be deliverable by the Company and no payment will be made in lieu thereof; and

(g)	if any questions arise at any time with respect to the Exercise Price or number of Optioned Shares deliverable upon exercise of an Option in any of the events set out in this section 3.9, such questions will be conclusively determined by the Company's auditors, or, if they decline to so act, any other firm of Chartered Accountants in Vancouver, British Columbia (or in the city of the Company's principal executive office) that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.

ARTICLE 4

COMMITMENT AND EXERCISE PROCEDURES

Option Commitment

4.1	Upon grant of an Option pursuant to this Plan, an authorized Director or Executive Officer of the Company will deliver to the Optionee an Option Commitment detailing the terms of such Options and upon such delivery the Optionee will be subject to this Plan and have the right to purchase the Optioned Shares at the Exercise Price set out in such Option Commitment, subject to the terms and conditions of this Plan.

Manner of Exercise

4.2	An Optionee who wishes to exercise his or her Options may do so by delivering to the Company:

(a)	a written notice specifying the number of Optioned Shares being acquired pursuant to the Option; and

(b)	cash or a certified cheque payable to the Company for the aggregate Exercise Price for the Optioned Shares being acquired.

Delivery of Certificate and Hold Periods

4.3	As soon as practicable after receipt of the notice of exercise described in section 4.2 and payment in full for the Optioned Shares being acquired, the Company will direct its transfer agent to issue a certificate to the Optionee for the appropriate number of Optioned Shares. Such certificate will bear a legend stipulating any resale restrictions required under applicable securities laws and Exchange Policies.

Withholding

4.4	As a condition of and prior to participation in the Plan, each Optionee authorizes the Company to withhold from any amount otherwise payable to him or her any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of his or her participation in the Plan. The Company will also have the right in its discretion to satisfy any such liability for withholding or other required deduction amounts by retaining or acquiring any Optioned Shares, or retaining any amount payable, which would otherwise be issued or delivered, provided or paid to an Optionee under the Plan. The Company may require an Optionee, as a condition to exercise of an Option to pay or reimburse the Company for any such withholding or other required deduction amounts related to the exercise of Options.

ARTICLE 5

GENERAL

Employment and Services

5.1	Nothing contained in this Plan will confer upon or imply in favour of any Optionee any right with respect to office, employment or provision of services with the Company, or interfere in any way with the right of the Company to lawfully terminate the Optionee's office, employment or service at any time pursuant to the arrangements pertaining to same. Participation in this Plan by an Optionee will be voluntary.

No Representation or Warranty

5.2	The Company makes no representation or warranty as to the future market value of Optioned Shares issued in accordance with the provisions of this Plan or to the effect of the Income Tax Act (Canada) or any other taxing statute governing the Options or the Optioned Shares issuable thereunder or the tax consequences to an Optionee. Compliance with applicable securities laws as to the disclosure and resale obligations of each Optionee is the responsibility of such Optionee and not the Company.

Interpretation

5.3	This Plan will be governed and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Amendment of this Plan

5.4	The Board reserves the right, in its absolute discretion, to at any time amend, modify or terminate this Plan with respect to all Optioned Shares in respect of Options which have not yet been granted hereunder. Any amendment to any provision of this Plan will be subject to any necessary Regulatory Approvals.

SCHEDULE "A"

ABATTIS BIOLOGIX CORPORATION

STOCK OPTION PLAN DATED JUNE 18, 2012

OPTION COMMITMENT

[No Vesting Provision]

Notice is hereby given that, effective this ______ day of                                         , 20__ (the "Effective Date"), ABATTIS BIOLOGIX CORPORATION (the "Company") has granted to                                        (the "Service Provider") an Option to acquire                                        Shares (the "Optioned Shares") until 4:30 p.m. (Vancouver Time) on the ____ day of                                         , 20__ (the "Expiry Date") at an exercise price (the "Exercise Price") of $_____ per Optioned Share.

The grant of the Option evidenced hereby is made subject to the terms and conditions of the Company's Share Option Plan dated June 18, 2012, the terms and conditions of which are hereby incorporated.

To exercise your Option, you must deliver to the Company a written notice specifying the number of Optioned Shares you wish to acquire, together with cash or a certified cheque payable to the Company for the aggregate Exercise Price. A certificate for the Optioned Shares so acquired will be issued by the transfer agent as soon as practicable thereafter and will bear any necessary non-transferability legend from the date of this Option Commitment.

The Company and the Service Provider represent that the Service Provider under the terms and conditions of the Plan is a bona fide:

(a)	[DIRECTOR/ EXECUTIVE OFFICER/ EMPLOYEE/ CONSULTANT] of the Company;

(b)	[DIRECTOR/ EXECUTIVE OFFICER/ EMPLOYEE/ CONSULTANT] of [RELATED ENTITY]; or

(c)	[PERMITTED ASSIGN] of [DIRECTOR/ EXECUTIVE OFFICER/ EMPLOYEE/ CONSULTANT] of [THE COMPANY/ RELATED ENTITY] ;

entitled to receive Options under Exchange Policies.

ABATTIS BIOLOGIX CORPORATION
Authorized Signatory

ACKNOWLEDGEMENT OF SERVICE PROVIDER

By signature hereunder, [Service Provider] hereby acknowledges receipt of this Option Commitment and hereby consents to the Company's collection, use and disclosure of his/her personal information for the purposes of the Company's grant of the Option evidenced by this Option Commitment. [Service Provider] further acknowledges that, from time to time, the Company may be required to disclose such personal information to securities regulatory authorities and stock exchanges and, by providing such personal information to the Company, [Service Provider] hereby expressly consents to such disclosure.

Date:
[Service Provider]

SCHEDULE "B"

ABATTIS BIOLOGIX CORPORATION

STOCK OPTION PLAN DATED JUNE 18, 2012

OPTION COMMITMENT

[Vesting Provisions]

Notice is hereby given that, effective this ______ day of                                         , 20__ (the "Effective Date"), ABATTIS BIOLOGIX CORPORATION (the "Company") has granted to                                        (the "Service Provider") an Option to acquire                                        Shares (the "Optioned Shares") until 4:30 p.m. (Vancouver Time) on the ____ day of                                         , 20__ (the "Expiry Date") at an exercise price (the "Exercise Price") of $_____ per Optioned Share.

The grant of the Option evidenced hereby is made subject to the terms and conditions of the Company's Share Option Plan dated June 18, 2012, the terms and conditions of which are hereby incorporated.

Optioned Shares will vest as follows:

To exercise your Option, you must deliver to the Company a written notice specifying the number of Optioned Shares you wish to acquire, together with cash or a certified cheque payable to the Company for the aggregate Exercise Price. A certificate for the Optioned Shares so acquired will be issued by the transfer agent as soon as practicable thereafter and will bear any necessary non-transferability legend from the date of this Option Commitment.

The Company and the Service Provider represent that the Service Provider under the terms and conditions of the Plan is a bona fide:

(a)	[DIRECTOR/ EXECUTIVE OFFICER/ EMPLOYEE/ CONSULTANT] of the Company;

(b)	[DIRECTOR/ EXECUTIVE OFFICER/ EMPLOYEE/ CONSULTANT] of [RELATED ENTITY]; or

(c)	[PERMITTED ASSIGN] of [DIRECTOR/ EXECUTIVE OFFICER/ EMPLOYEE/ CONSULTANT] of [THE COMPANY/ RELATED ENTITY] ;

entitled to receive Options under Exchange Policies.

ABATTIS BIOLOGIX CORPORATION
Authorized Signatory

ACKNOWLEDGEMENT OF SERVICE PROVIDER

By signature hereunder, [Service Provider] hereby acknowledges receipt of this Option Commitment and hereby consents to the Company's collection, use and disclosure of his/her personal information for the purposes of the Company's grant of the Option evidenced by this Option Commitment. [Service Provider] further acknowledges that, from time to time, the Company may be required to disclose such personal information to securities regulatory authorities and stock exchanges and, by providing such personal information to the Company, [Service Provider] hereby expressly consents to such disclosure.

Date:
[Service Provider]